                                                                     Exhibit 28A


                         MONTHLY SERVICER'S CERTIFICATE
                              First USA Bank, N.A.
        _______________________________________________________________

                         First Chicago Master Trust II
                                October 12, 1999
        _______________________________________________________________


The undersigned, duly authorized representatives of First USA Bank, National Association ("First USA"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of June 1, 1990, as amended and restated as of September 1, 1999, as amended and supplemented, (the "Pooling and Servicing Agreement") by and between First USA, as Seller and Servicer and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify as follows:


1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

2. First USA is as of the date hereof the Seller and Servicer under the Pooling and Servicing Agreement.

3.   The undersigned are Servicing Officers.

4.   The aggregate amount of Collections processed for the Due Period for this
     Distribution Date was equal to                                                    $6,667,516,988.89

5.   (a)  The aggregate amount of such Collections allocated to Principal
     Receivables for the Period for this Distribution Date was equal to                $6,425,502,043.75

     (b)  The aggregate amount of such Collections allocated to Finance Charge
     Receivables for the Due Period for this Distribution Date was equal to             $ 242,014,945.14

6.   (a)  The aggregate Interchange Amount (which will be included as Finance
     Charge Receivables for all Series) for this Distribution Date was equal to         $ 124,810,060.67

     (b)  The aggregate Net Recoveries Amount (which will be included as
     Finance Charge Receivables for all Series) for this Distribution
     Date was equal to                                                                    $ 4,619,647.80



NOTE: In September 1999, First USA converted the credit card receivable portfolio of the former FCC National Bank, including the receivables in the First Chicago Master Trust II (the "Trust"), from an in-house processing system to First Data Resources, Inc. ("FDR"). As a result of the processing system conversion, the October 12, 1999 reports of the Trust reflect higher Collections allocated to Principal Receivables as well as a higher aggregate Interchange Amount. The higher collections of Principal Receivables is due to the change in the collection period for the Trust from one based on billing cycles to a calendar month basis upon the conversion to the FDR system. The higher Interchange Amount reflects the elimination of a lag in the reporting of such amounts that existed in the in-house system. These changes will impact the October 1999 reports only and will not be reflected in future periods.

7. The Invested Percentage of Collections allocated to Principal Receivables for the Due Period was equal to for:

       Series 1994-J                     3.128%
       Series 1994-K                     3.128%
       Series 1994-L                     3.128%
       Series 1995-M                     3.575%
       Series 1995-N                     3.575%
       Series 1995-O                     3.575%
       Series 1995-P                     3.575%
       Series 1996-Q                     6.436%
       Series 1996-R                     2.860%
       Series 1996-S                     5.005%
       Series 1997-T                     4.290%
       Series 1997-U                     2.860%
       Series 1998-V                     7.151%
       Series 1999-W                     5.363%
       Series 1999-X                     5.363%
       Series 1999-Y                     3.933%

8. The Invested Percentage of Collections allocated to Finance Charge Receivables for the Due Period was equal to for:

       Series 1994-J                      0.521%
       Series 1994-K                      1.304%
       Series 1994-L                      1.304%
       Series 1995-M                      3.575%
       Series 1995-N                      0.261%
       Series 1995-O                      3.575%
       Series 1995-P                      3.575%
       Series 1996-Q                      6.436%
       Series 1996-R                      1.896%
       Series 1996-S                      5.005%
       Series 1997-T                      4.290%
       Series 1997-U                      2.860%
       Series 1998-V                      7.151%
       Series 1999-W                      5.363%
       Series 1999-X                      5.363%
       Series 1999-Y                      3.933%

9. The Invested Percentage with respect to the Investor Default Amount for the Due Period was equal to for:

       Series 1994-J                      0.521%
       Series 1994-K                      1.304%
       Series 1994-L                      1.304%
       Series 1995-M                      3.575%
       Series 1995-N                      0.261%
       Series 1995-O                      3.575%
       Series 1995-P                      3.575%
       Series 1996-Q                      6.436%
       Series 1996-R                      1.896%
       Series 1996-S                      5.005%
       Series 1997-T                      4.290%
       Series 1997-U                      2.860%
       Series 1998-V                      7.151%
       Series 1999-W                      5.363%
       Series 1999-X                      5.363%
       Series 1999-Y                      3.933%

10. The aggregate amount of drawings or payments, if any, under the Enhancement, if any, required to be made on the next succeeding Distribution Date is equal to for:

       Series 1994-J                    $0.00
       Series 1994-K                    $0.00
       Series 1994-L                    $0.00
       Series 1995-M                    $0.00
       Series 1995-N                    $0.00
       Series 1995-O                    $0.00
       Series 1995-P                    $0.00
       Series 1996-Q                    $0.00
       Series 1996-R                    $0.00
       Series 1996-S                    $0.00
       Series 1997-T                    $0.00
       Series 1997-U                    $0.00
       Series 1998-V                    $0.00
       Series 1999-W                    $0.00
       Series 1999-X                    $0.00
       Series 1999-Y                    $0.00

11. The amount of interest due on the Cash Collateral Account loan, if applicable, required to be paid on the next Distribution Date is equal to for:

       Series 1994-J                    $0.00
       Series 1994-K                $9,615.36
       Series 1994-L                $4,890.15
       Series 1995-M                    $0.00
       Series 1995-N                    $0.00
       Series 1995-O                    $0.00
       Series 1995-P                    $0.00
       Series 1996-Q                    $0.00
       Series 1996-R                    $0.00
       Series 1996-S                    $0.00
       Series 1997-T                    $0.00
       Series 1997-U                    $0.00
       Series 1998-V                    $0.00
       Series 1999-W                    $0.00
       Series 1999-X                    $0.00
       Series 1999-Y                    $0.00

12. The amount of Monthly Servicing Fee required to be paid on the next succeeding Distribution Date is equal to for:

       Series 1994-J              $104,166.67
       Series 1994-K              $260,416.67
       Series 1994-L              $260,416.67
       Series 1995-M              $714,285.72
       Series 1995-N               $52,083.34
       Series 1995-O              $714,285.72
       Series 1995-P              $714,285.72
       Series 1996-Q            $1,285,714.28
       Series 1996-R              $378,750.34
       Series 1996-S            $1,000,000.00
       Series 1997-T              $857,142.85
       Series 1997-U              $571,428.58
       Series 1998-V            $1,428,571.43
       Series 1999-W            $1,071,428.57
       Series 1999-X            $1,071,428.57
       Series 1999-Y              $785,714.29

13. The aggregate amount payable to the Investor Certificateholders on the succeeding Distribution Date in respect of interest is equal to for:

       Series 1994-J              $388,541.67
       Series 1994-K              $965,711.81
       Series 1994-L            $1,241,319.44
       Series 1995-M            $2,686,904.77
       Series 1995-N              $192,361.11
       Series 1995-O            $2,688,988.10
       Series 1995-P            $2,662,202.39
       Series 1996-Q            $4,749,107.14
       Series 1996-R            $1,385,923.67
       Series 1996-S            $3,704,962.00
       Series 1997-T            $3,139,642.86
       Series 1997-U            $2,110,714.29
       Series 1998-V            $5,457,712.11
       Series 1999-W            $4,037,282.45
       Series 1999-X            $4,026,294.64
       Series 1999-Y            $2,952,321.43

14. The aggregate amount payable to the Investor Certificateholders on the succeeding Distribution Date in respect of principal is equal to for:

       Series 1994-J          $41,666,666.67
       Series 1994-K          $41,666,666.67
       Series 1994-L          $41,666,666.67
       Series 1995-M                   $0.00
       Series 1995-N          $41,666,666.63
       Series 1995-O                   $0.00
       Series 1995-P                   $0.00
       Series 1996-Q                   $0.00
       Series 1996-R          $38,535,642.33
       Series 1996-S                   $0.00
       Series 1997-T                   $0.00
       Series 1997-U                   $0.00
       Series 1998-V                   $0.00
       Series 1999-W                   $0.00
       Series 1999-X                   $0.00
       Series 1999-Y                   $0.00


15.  The excess, if any, of the Seller Amount over the Aggregate Principal
     Receivables required to be maintained pursuant to the Agreement.......           $5,282,603,768.96

16.  The Seller Amount for the Due Period divided by Aggregate Principal
     Receivbales for the Due Period........................................                      43.588%

17.  The Minimum Seller's Interest Percentage..............................                       7.000%

18. Attached hereto is a true and correct copy of then statement required to be delivered by the Servicer on the date of this Certificate to the Trustee in respect of each Series of outstanding pursuant to Section 5.02(a) of the Agreement, if applicable.

19.  As of the the date hereof, to the best knowledge of the undersigned, no default in the performance of the obligation of the Servicer under the
     Pooling and Servicing Agreement has occurred or is continuing except as
     follows:                                                                                       NONE

20. As of the date hereof no Liquidation Event has been deemed to have occurred for the Due Period for this Distribution Date with respect to any Series.

21. As of the date hereof, to the best of the knowledge of the undersigned, no Lien has been placed on any of the Receivables other than the Lien granted by the Pooling and Servicing Agreement.

22.  During the preceding calendar month, the number of newly - originated
     Accounts was .........................................................                       4,867

MONTHLY SERVICER'S CERTIFICATE
Signature Page



IN WITNESS WHEREOF, the undersigned have duly executed and delivered this certificate the date set forth above.

                                                   First USA Bank, N.A.
                                                   As Servicer


                                                   By: /s/ Tracie Klein
                                                      --------------------------
                                                           TRACIE KLEIN
                                                   Title:  FIRST VICE PRESIDENT